As filed with the Securities and Exchange Commission on March 18, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AVIV REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-3200673
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

303 West Madison Street, Suite 2400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.      ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.      ☐

Securities Act registration statement file number to which this form relates: 333-185532

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Aviv REIT, Inc. is registering shares of common stock, $0.01 par value, pursuant to its Registration Statement on Form S-11 (File No. 333-185532) that was originally publicly filed with the Securities and Exchange Commission on December 17, 2012 (as subsequently amended, the “Registration Statement”) for the initial public offering of its common stock. The description of the common stock set forth in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby deemed to be incorporated by reference into this Form 8-A registration statement in accordance with the Instruction to Item 1 of this Form. In addition, also incorporated by reference herein is information relating to the common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the prospectus forming a part of the Registration Statement.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AVIV REIT, INC.

Date: March 18, 2013	By:	/s/ Craig M. Bernfield
		Name:	Craig M. Bernfield
		Title:	Chairman and Chief Executive Officer